Offers To Purchase for Cash
                      Any and All Outstanding Common Stock,
           9% Subordinated Convertible Debentures Due November 1, 1999
                                       and
          9.1% Subordinated Convertible Debentures Due January 1, 2002
                                       of
                   MOUNTASIA ENTERTAINMENT INTERNATIONAL, INC.
                                       at
                         $3.50 Per Share of Common Stock
                                     and at
            Par Plus Accrued and Unpaid Interest of such Debentures,
                         Each Net to the Seller in Cash
                                       by
                               MEI HOLDINGS, L.P.

--------------------------------------------------------------------------------
     THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK
          CITY TIME, ON JANUARY 7, 1997, UNLESS THE OFFER IS EXTENDED.
--------------------------------------------------------------------------------

                                                               November 14, 1996

To Brokers, Dealers, Commercial Banks,
  Trust Companies, and Other Nominees:

      We are enclosing the material listed below relating to the offers by MEI Holdings, L.P., a Delaware limited partnership (the "Purchaser"), to purchase
(i) any and all of the outstanding shares of Common Stock (the "Shares") of Mountasia Entertainment International, Inc. (the "Company") not now beneficially owned by the Purchaser at $3.50 per Share without interest, net to the seller in cash, (ii) any and all of the outstanding 9% Subordinated Convertible Debentures Due November 1, 1999 (the "9% Debentures"), and (iii) all outstanding 9.1% Subordinated Convertible Debentures Due January 1, 2002 (the "9.1% Debentures, together with the 9% Debentures, collectively, the "Debentures") of the Company at par plus accrued and unpaid interest to the date of acceptance for payment, net to the seller in cash, on the terms and subject to the conditions set forth in the Purchaser's Offer To Purchase dated November 14, 1996 (the "Offer To Purchase"), and the related Letter of Transmittal (which together constitute the "Offers").

      We are asking you to contact your clients for whom you hold Shares and Debentures registered in your name (or in the name of your nominee) or who hold Shares and Debentures registered in their own names. Please bring the Offers to their attention as promptly as possible.

      Enclosed are copies of the following documents:

      1.    The Offer To Purchase;

      2. The Letter of Transmittal to be used by holders of Shares to tender Shares or holders of Debentures who tender Debentures;

      3. A form of letter which may be sent to your clients for whose accounts you hold Shares and Debentures registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offers;

      4.    Notice of Guaranteed Delivery;

      5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and

      6. Return envelope addressed to Continental Stock Transfer & Trust Company, the Depositary for the Offer.

      WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT, UNLESS EXTENDED, THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON JANUARY 7, 1997.

      The Purchaser will not pay any fees or commissions to any broker or dealer or other person (other than the Depositary and the Information Agent for the Offers) for soliciting tenders of Shares and Debentures pursuant to the Offers. You will be reimbursed for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. The Purchaser will pay all transfer taxes applicable to the purchase of Shares and Debentures pursuant to the Offers, except as set forth in Instruction 6 of the Letters of Transmittal.

      Any requests for additional copies of the enclosed material and any inquiries you may have with respect to the Offers should be addressed to MacKenzie Partners, Inc., the Information Agent for the Offers, at the telephone numbers and address set forth on the back cover of the Offer To Purchase.

                                        Very truly yours,


                                        MEI HOLDINGS, L.P.


                      -------------------------------------

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE PURCHASER, ANY AFFILIATE OF THE PURCHASER, THE COMPANY, ANY AFFILIATE OF THE COMPANY, THE DEPOSITARY, OR THE INFORMATION AGENT OR AUTHORIZE YOU OR ANY OTHER PERSON TO GIVE ANY INFORMATION OR MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE OFFERS, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE MATERIAL ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED HEREIN.


                                       -2-